SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2004

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12154 (Commission File Number)	73-1309529 (IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     On June 21, 2004, Waste Management, Inc. (the “Company”) filed a Form 8-K, which this Form 8-K/A amends, to incorporate by reference a legal opinion into its registration statement on Form S-3 (No. 333-97697) (the “Registration Statement”) in connection with the filing of a prospectus supplement on that same day to register the issuance of 13,958 shares of its common stock, par value $0.01 per share.

     The legal opinion, as filed as exhibit 5.1 to the Form 8-K, contained a typographical error. Therefore, the Company is filing the corrected legal opinion as exhibit 5.1 hereof, to be incorporated by reference into the Registration Statement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits.

5.1	Opinion of John S. Tsai.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.
Date: June 28, 2004	By:	/s/ Linda J. Smith
Linda J. Smith
Corporate Secretary

Exhibit Index

5.1	Opinion of John S. Tsai.